UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On January 13, 2009, the Compensation Committee of the Board of Directors of Clearwater Paper Corporation (the “Corporation”) approved the following awards of restricted stock units (“RSUs”) under the Corporation’s 2008 Stock Incentive Plan (the “Plan”) to the Corporation’s chief executive officer, chief financial officer and other executive officers.

RSU Replacement Awards

Pursuant to the employee matters agreement entered into in connection with the spin-off of the Corporation from Potlatch Corporation, the Corporation agreed to issue new equity awards of equivalent value to replace equity awards previously received from Potlatch Corporation that were automatically cancelled (by the terms of the awards) when the recipients ceased providing employee services to Potlatch Corporation or a Potlatch subsidiary as a result of spin-off. The following table sets forth RSU awards granted under the Plan to the Corporation’s executive officers to replace Potlatch Corporation equity awards forfeited in connection with the spin-off:

Officer	Number of Restricted Stock Units
Robert P. DeVleming Vice President, Consumer Products	22,923	(1)
Michael S. Gadd Vice President, General Counsel and Corporate Secretary	8,966	(2)
Harry D. Seamans Vice President, Pulp and Paperboard	26,143	(3)

(1)	Represents awards of 10,202 and 12,721 RSUs that, assuming continued employment, will vest in full on January 13, 2011 and January 13, 2010, respectively.

(2)	Represents awards of 2,245 and 4,681 RSUs that, assuming continued employment, will vest in full on January 13, 2011 and January 13, 2010, respectively, and represents an award of 2,040 RSUs that, assuming continued employment, will vest in equal annual installments over a three-year period ending on January 31, 2011.

(3)	Represents awards of 9,182 and 16,961 RSUs that, assuming continued employment, will vest in full on January 13, 2011 and January 13, 2010, respectively.

RSU Grants

Pursuant to the Corporation’s employment agreement with Gordon L. Jones and the Corporation’s offer letters with Linda K. Massman and Thomas H. Carter, the Corporation agreed to grant each officer $500,000, $280,032 and $184,032 worth of RSUs, respectively. On January 13, 2009, the Compensation Committee approved these grants. In addition, on January 13, 2009 the Compensation Committee approved grants for Robert P. DeVelming, Michael S. Gadd and Harry D. Seamans.

The number of RSU’s underlying each of the RSU awards will be determined by dividing the award value set forth in the table below by the average closing stock price of the Corporation’s common stock over the ten-day trading period beginning on January 16, 2009. The following table sets forth information about each of the foregoing grants:

Officer	Award Value
Gordon L. Jones President & Chief Executive Officer	$500,000	(1)
Linda K. Massman Vice President & Chief Financial Officer	$280,032	(2)
Thomas H. Carter Vice President, Human Resources	$184,032	(2)
Robert P. DeVleming Vice President, Consumer Products	$210,048	(2)
Michael S. Gadd Vice President, General Counsel and Corporate Secretary	$168,000	(2)
Harry D. Seamans Vice President, Pulp and Paperboard	$236,304	(2)

(1)	Represents award of RSUs that will vest in equal annual installments over a three-year period ending January 13, 2012, assuming continued employment.

(2)	Represents award of RSUs that will vest 20% on January 13, 2010, 20% on January 13, 2011 and 60% on January 13, 2012, assuming continued employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary